CrossClick Media to Divest Co-Signer.com, Inc. to Its Shareholders

Company Separates Two Core Business Models to Provide Focus and Success

Las Vegas, NV--(Marketwired – April 28, 2015) – CrossClick Media, Inc. (OTCPink:XCLK) announced today that it has decided with the approval of its Board of Directors to divest Co-Signer.com, Inc. dba Co-Signer.com to its shareholders. The divestiture will realign the Co-signer.com brand and its management to focus singularly on their growth opportunities, capitalization and future within the real estate and financial sectors. The Company acknowledges and appreciates the long-term support of its shareholders and creditors of Co-Signer.com and its pioneering business model to provide residential rent guarantees across America. The Board of Directors has considered much over the past few months including various offers and several possibilities regarding the future of this surety provider. After detailed deliberation, the Company has decided to reward its loyal shareholders and creditors for their diligence by issuing a stock dividend to each shareholder as of a date to be determined by FINRA. The Company, as of this announcement, has started to pursue the legal path to accomplish this divestiture while it continues to pursue its business model of new media and marketing. The Company stated its Board of Directors are particularly pleased it has resolved the future for Co-Signer.com and believes it has provided added-value to its shareholders.

The Company said that it has come to realize Co-Signer.com’s business model requires a longer-term timetable and a more gradual growth rate with a dedicated management team separate from the parent. Co-Signer’s management must educate the American public and property management industry on the virtues of residential surety in lieu of rent control and other ominous government based solutions while it drives to extend its brand nationwide as the leading source of residential rent guarantees. Each year, residential surety guarantees are being adopted and utilized more throughout the United States as the new standard for property managers, multi-residential landlords and single-family investors. The toolsets provided by CrossClick Media will continue to be employed by Co-Signer in its pursuit of its business model.

The Company stated it continues to move forward incrementally, seeking new business and fulfilling a selection of service contracts. CrossClick continues to refine and test the specialized services required to fulfill its contract with the Voters for Hillary (VFH) campaign over the first 100 days since Hillary Clinton’s official announcement.

The Company stated that its VotersforHillary.com Affiliate Campaign Program is strong and growing and has decided to report on its progress with the Voters For Hillary campaign the 15th day of each month until the November 2016 election. The Company noted that any online site or individual page could participate including those on Facebook by simply looking for the Affiliates tab at www.VotersforHillary.com and clicking on the “Join Now” button, or by visiting www.CrossClickMedia.com and clicking on the “Affiliates Signup” button on the homepage. The Company particularly encourages its shareholders to join the network to help the Company provide added exposure and support to the Affiliate Network and to Voters For Hillary. The Affiliate Program provides a unique opportunity to those who desire to support the election of Hillary Clinton as President.

The Company announced that its total authorized stock remain at 3 billion shares with a current outstanding of 2,630,071,594 shares. Management reported that it will issue an 8K report by close of business Tuesday in conjunction with this press release. The Company believes the current financial marketplace does not value the Company properly since some investors may have short-term goals. The Company is steadfast in its commitment to its growth path, its buildup of its Call Center and Affiliate networks, and its Email Programs. The Company acknowledges a core group of long-term investors continuing to develop and extends its appreciation to them for their support and investment. The Company believes over time the market will properly value the Company based on its revenues and its growth opportunities.

About CrossClick Media, Inc.

CrossClick Media, Inc. is a publicly traded, innovative marketing and media services company that merges best practices of traditional marketing and sales methods and standards with the power of innovative technologies, the depth and breadth of new media channels and ease of advanced systems. We can expand your business or product brands, create relevant marketing campaigns inclusive of social and new media content, and invigorate your sales efforts that build revenues and provide market reach and depth. Our call center operations and multi-level distribution channels are available to fulfill or expand your branding, marketing and sales goals.

Forward-Looking & Safe Harbor Statement

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and those statements are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the Company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The Company cautions that these forward-looking statements are further qualified by other factors. The Company undertakes no obligation to publicly update or revise any statements in this release, whether because of new information, future events or otherwise.

Investor Inquiries:

E-Mail: IR@CrossClickMedia.com

Website: www.CrossClickMedia.com